Exhibit 99.1

Revvity Announces Financial Results for the Second Quarter of 2023

  Revenue of $709 million; (21)% reported growth; (20)% organic growth; 6% non-COVID organic growth
  GAAP EPS of $0.28; Adjusted EPS from continuing operations of $1.21
  Updates full year 2023 guidance

WALTHAM, Mass.--(BUSINESS WIRE)--August 1, 2023--Revvity, Inc. (NYSE: RVTY), today reported financial results for the second quarter ended July 2, 2023.

The Company reported GAAP earnings per share of $0.28, as compared to $1.42 in the same period a year ago. GAAP revenue for the quarter was $709 million, as compared to $896 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $78 million, as compared to $232 million for the same period a year ago. GAAP operating profit margin from continuing operations was 11.0% as a percentage of revenue, as compared to 26.0% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.21, as compared to $1.98 in the same period a year ago. Adjusted revenue for the quarter was $709 million, as compared to $896 million in the same period a year ago. Adjusted operating income was $204 million, as compared to $355 million for the same period a year ago. Adjusted operating profit margin was 28.8% as a percentage of adjusted revenue, as compared to 39.6% in the same period a year ago.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“Significant innovation and excitement around our new brand launch were both proudly displayed during our first full quarter as Revvity,” said Prahlad Singh, president and chief executive officer of Revvity. “As we demonstrated in the second quarter by delivering on our objectives, Revvity was built to be resilient. This will continue into the second half of the year as we persevere through current end market challenges.”

Financial Overview by Reporting Segment for the Second Quarter

Life Sciences

  Second quarter 2023 revenue was $336 million, as compared to $327 million in the same period a year ago. Reported revenue increased 3% and organic revenue increased 3% as compared to the same period a year ago.
  Second quarter 2023 adjusted operating income was $128 million, as compared to $131 million in the same period a year ago.
  Second quarter 2023 adjusted operating profit margin was 38.0% as a percentage of adjusted revenue, as compared to 40.0% in the same period a year ago.

Diagnostics

  Second quarter 2023 revenue was $373 million, as compared to $569 million in the same period a year ago. Reported revenue decreased 34% and organic revenue decreased 34% as compared to the same period a year ago.
  Second quarter 2023 adjusted operating income was $85 million, as compared to $245 million in the same period a year ago.
  Second quarter 2023 adjusted operating profit margin was 22.9% as a percentage of adjusted revenue, as compared to 43.0% in the same period a year ago.

Updates Full Year 2023 Guidance

For the full year 2023, the Company now forecasts total revenue of $2.80-$2.85 billion and adjusted earnings per share of $4.70-$4.90. This guidance assumes no additional contribution from COVID related revenues.

Guidance for the full year 2023 is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its second quarter 2023 results and its outlook for business trends during a webcast on August 1, 2023, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With more than $3 billion in revenue and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

Stay updated by following our Newsroom, LinkedIn, Twitter, YouTube, Facebook and Instagram for updates.

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Revenue	$709,066	$895,642	$1,383,931	$1,858,805

Cost of revenue	306,735	343,926	600,234	712,349
Selling, general and administrative expenses	267,022	263,186	515,579	538,446
Research and development expenses	57,253	56,036	113,943	113,560

Operating income from continuing operations	78,056	232,494	154,175	494,450

Interest income	(25,046)	(762)	(30,318)	(1,357)
Interest expense	26,007	27,128	48,745	55,516
Change in fair value of financial securities	2,023	(2,909)	(745)	9,215
Other expense (income), net	3,518	2,693	35,499	(172)

Income from continuing operations, before income taxes	71,554	206,344	100,994	431,248

Provision for income taxes	12,932	44,743	17,527	85,577

Income from continuing operations	58,622	161,601	83,467	345,671

(Loss) income from discontinued operations	(23,063)	17,611	521,567	10,503

Net income	$35,559	$179,212	$605,034	$356,174

Diluted earnings per share:
Income from continuing operations	$0.47	$1.28	$0.66	$2.73

(Loss) income from discontinued operations	(0.18)	0.14	4.14	0.08

Net income	$0.28	$1.42	$4.80	$2.81

Weighted average diluted shares of common stock outstanding	125,398	126,509	125,918	126,581

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.47	$1.28	$0.66	$2.73
Amortization of intangible assets	0.74	0.74	1.47	1.49
Debt extinguishment costs	-	0.00	(0.03)	0.00
Purchase accounting adjustments	0.02	0.14	0.02	0.28
Acquisition and divestiture-related costs	0.20	0.07	0.55	0.14
Change in fair value of financial securities	0.02	(0.02)	(0.01)	0.07
Significant litigation matters and settlements	-	(0.01)	-	(0.01)
Significant environmental matters	-	-	0.01	-
Restructuring and other, net	0.02	0.03	0.04	0.10
Tax on above items	(0.25)	(0.25)	(0.48)	(0.53)
Significant tax items	-	-	(0.01)	-
Adjusted EPS from continuing operations	$1.21	$1.98	$2.22	$4.28

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Six Months Ended
(In thousands, except percentages)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Adjusted revenue and operating income

Reported revenue	$709,066	$895,642	$1,383,931	$1,858,805
Revenue purchase accounting adjustments	206	203	412	406
Adjusted revenue	709,272	895,845	1,384,343	1,859,211

Reported operating income from continued operations	78,056	232,494	154,175	494,450
OP%	11.0%	26.0%	11.1%	26.6%
Amortization of intangible assets	92,758	93,731	184,569	188,944
Purchase accounting adjustments	2,891	17,969	1,977	35,973
Acquisition and divestiture-related costs	28,579	8,573	46,530	17,390
Significant litigation matters and settlements	-	(1,686)	-	(1,261)
Significant environmental matters	-	-	1,132	-
Restructuring and other, net	2,009	3,686	5,104	12,669
Adjusted operating income	$204,293	$354,767	$393,487	$748,165
OP%	28.8%	39.6%	28.4%	40.2%

Segment revenue and segment operating income

Life Sciences	$336,353	$326,614	$664,794	$632,701
Diagnostics	372,919	569,231	719,549	1,226,510
Revenue purchase accounting adjustments	(206)	(203)	(412)	(406)
Reported revenue	709,066	895,642	1,383,931	1,858,805

Life Sciences	127,759	130,599	257,218	240,780
	38.0%	40.0%	38.7%	38.1%
Diagnostics	85,241	244,654	159,673	545,553
	22.9%	43.0%	22.2%	44.5%
Corporate	(8,707)	(20,486)	(23,404)	(38,168)
Subtotal reportable segments operating income	204,293	354,767	393,487	748,165

Amortization of intangible assets	(92,758)	(93,731)	(184,569)	(188,944)
Purchase accounting adjustments	(2,891)	(17,969)	(1,977)	(35,973)
Acquisition and divestiture-related costs	(28,579)	(8,573)	(46,530)	(17,390)
Significant litigation matters and settlements	-	1,686	-	1,261
Significant environmental matters	-	-	(1,132)	-
Restructuring and other, net	(2,009)	(3,686)	(5,104)	(12,669)
Reported operating income from continued operations	$78,056	$232,494	$154,175	$494,450

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 2, 2023	January 1, 2023

Current assets:
Cash and cash equivalents	$1,331,903	$454,358
Marketable securities	739,055	-
Accounts receivable, net	626,935	612,780
Inventories, net	436,822	405,462
Other current assets	388,626	122,254
Current assets of discontinued operations	-	1,693,704
Total current assets	3,523,341	3,288,558

Property, plant and equipment, net	490,923	482,950
Operating lease right-of-use assets	167,068	188,351
Intangible assets, net	3,197,230	3,377,174
Goodwill	6,518,419	6,481,768
Other assets, net	321,568	311,054
Total assets	$14,218,549	$14,129,855

Current liabilities:
Current portion of long-term debt	$478,936	$470,929
Accounts payable	235,721	272,826
Accrued expenses and other current liabilities	652,173	527,863
Current liabilities of discontinued operations	-	272,865
Total current liabilities	1,366,830	1,544,483

Long-term debt	3,883,738	3,923,347
Long-term liabilities	953,838	1,109,181
Operating lease liabilities	144,185	169,968
Total liabilities	6,348,591	6,746,979

Total stockholders' equity	7,869,958	7,382,876
Total liabilities and stockholders' equity	$14,218,549	$14,129,855

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
	(In thousands)		(In thousands)

Operating activities:
Net income	$35,559	$179,212	$605,034	$356,174
Loss (income) from discontinued operations, net of income taxes	23,063	(17,611)	(521,567)	(10,503)
Income from continuing operations	58,622	161,601	83,467	345,671
Adjustments to reconcile income from continuing operations
to net cash (used in) provided by continuing operations:
Stock-based compensation	13,633	15,226	23,526	29,665
Restructuring and other, net	2,009	3,686	5,104	12,669
Depreciation and amortization	108,930	108,701	217,938	218,030
Change in fair value of contingent consideration	2,445	670	1,085	1,363
Amortization of deferred debt financing costs and accretion of discounts	2,026	2,071	3,818	3,852
Change in fair value of financial securities	2,023	(2,910)	(745)	9,215
Debt extinguishment loss (income)	-	369	(3,345)	488
Unrealized foreign exchange (gain) loss	(2,416)	-	23,679	-
Amortization of acquired inventory revaluation	-	16,856	-	33,724
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(44,640)	2,937	(10,216)	80,334
Inventories	(8,255)	(10,851)	(26,775)	(31,794)
Accounts payable	(44,330)	(36,399)	(49,225)	(9,661)
Accrued expenses and other	(137,195)	(164,728)	(240,285)	(270,206)
Net cash (used in) provided by operating activities of continuing operations	(47,148)	97,229	28,026	423,350
Net cash (used in) provided by operating activities of discontinued operations	(88,171)	256	(99,882)	(42,650)
Net cash (used in) provided by operating activities	(135,319)	97,485	(71,856)	380,700

Investing activities:
Capital expenditures	(13,949)	(19,503)	(34,895)	(46,472)
Purchases of investments	(5,000)	(4,250)	(5,000)	(22,250)
Purchases of US Treasury Securities	(637,765)	-	(831,219)	-
Proceeds from US Treasury Securities	100,000		100,000	-
Proceeds from disposition of businesses and assets	-	1,054	-	1,054
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	-	(2,005)	(686)	(5,635)
Net cash used in investing activities of continuing operations	(556,714)	(24,704)	(771,800)	(73,303)
Net cash (used in) provided by investing activities of discontinued operations	(14,327)	(3,651)	2,065,261	(11,358)
Net cash (used in) provided by investing activities	(571,041)	(28,355)	1,293,461	(84,661)

Financing Activities:
Payments on borrowings	-	-	-	(220,000)
Proceeds from borrowings	-	-	-	220,000
Payments of term loan	-	(350,000)	-	(450,000)
Payments of senior debt	(1,232)	-	(50,835)	-
Payment of debt issuance costs	(15)		(15)
Settlement of cash flow hedges	-	-	-	(762)
Net (payments) proceeds on other credit facilities	(636)	239	7,231	(825)
Payments for acquisition-related contingent consideration	(8,642)	(5)	(10,117)	(5)
Proceeds from issuance of common stock under stock plans	2,692	4,444	3,215	5,841
Purchases of common stock	(211,643)	(456)	(273,299)	(56,048)
Dividends paid	(8,797)	(8,830)	(17,638)	(17,667)
Net cash used in financing activities of continuing operations	(228,273)	(354,608)	(341,458)	(519,466)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(602)	(23,341)	(17,571)	(33,977)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(935,235)	(308,819)	862,576	(257,404)
Cash, cash equivalents, and restricted cash at beginning of period	2,268,557	670,752	470,746	619,337
Cash, cash equivalents, and restricted cash at end of period	$1,333,322	$361,933	$1,333,322	$361,933

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$1,331,903	$345,861	$1,331,903	$345,861
Restricted cash included in other current assets	1,062	1,073	1,062	1,073
Restricted cash included in other assets	357	-	357	-
Cash and cash equivalents included in current assets of discontinued operations	-	14,999	-	14,999
Total cash, cash equivalents and restricted cash	$1,333,322	$361,933	$1,333,322	$361,933

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Revvity
Three Months Ended
July 2, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-21%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-20%
Less: effect of COVID products	-26%
Non-COVID organic revenue growth from continuing operations	6%

Life Sciences
Three Months Ended
July 2, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

Diagnostics
Three Months Ended
July 2, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-34%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-34%
Less: effect of COVID products	-42%
Non-COVID organic revenue growth from continuing operations	8%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

We use the term “adjusted earnings per share from continuing operations,” to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules— accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest expense, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period— we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Depreciation of fixed assets ceased upon reporting the business as held for sale—we exclude the impact of ceasing depreciation of fixed assets that are held for sale. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such expenses were ceased.

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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
Steve Willoughby (781) 663-5677
steve.willoughby@revvity.com

Media Contact:
Fara Goldberg (781) 663-5699
fara.goldberg@revvity.com